Exhibit 99.1

Investor Presentation November 2009 Kevin Fairbairn Chief Executive Officer Jeff Andreson Chief Financial Officer

Cautionary Disclaimer During the course of this presentation, we will comment upon future events and may make projections about our future financial performance, including statements related to our expected sales, product shipments and acceptance, gross margin, operating expense, profit, cash flow and income tax expense. We will discuss our business strategy, our products, the markets our products address, our position in those markets, expected market acceptance of those products and production capacity. We wish to caution you that these are forward looking statements that are based upon our current expectations, and that actual results could differ materially as a result of various risks and uncertainties, including, without limitation, the following: inability to develop and deliver new products as planned; inability to accurately forecast the demand for our products and services; the possibility that orders in backlog may be cancelled, delayed or rescheduled; inability to achieve gross margin and expense goals and other risk factors discussed in documents filed by us with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update the forward-looking statements made during this presentation.

Poised for Growth and Strong Performance (Financial Data as of Q3 2009) Numerous Growth Drivers Demand for Storage Exceeding Expectations Driving Record Utilization Positive Momentum Building in HDD Market with Unit Growth Expected in 2010 Delivered Industry's First Pilot System for Patterned Media Offering Compelling Equipment Solutions to Large and Growing Markets Ramping Products and Programs in Photonics Positioned for Operational Leverage Strong Gross Margins, Reduced Cost Structure Solid Balance Sheet: $4.43 Per Share in Cash/Investments and No Debt Return to Profits with Top Line Growth

Media Growth Exceeding Expectations Source: TrendFocus April 2009; Actuals for 2007-2008, Projections for 2009-2013. Media Disks (Millions) Mobile Server Desktop Revised Est. Growth Expectations Increased in Out Years 0 200 400 600 800 1,000 1,200 2007 2008 2009 2010 2011 2012 2013

200 Lean Magnetic Media Manufacturing System Leading System for Disk Production IVAC Market Leader Highest Output Per Square Foot Patterned Media Heat Assisted Recording Enabling the Industry's Technology Roadmap Deposition Etch and Planarization - NEW

Evolution of Media Technology Source: Semiconductor International, 5/22/2008 10000 250 Gb/in2 = 320 GB/Platter 3.5 Inch Disk 1000 100 10 1 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 Areal Density (Gbit/in2)

Patterned Media Manufacturing



Clean
Magnetic Media Deposition
Intevac 200 Lean (Deposition)
New Manufacturing Steps for Patterned Media
Prime Media Surface
Intevac LithoPrime™
Apply Pattern to Media
Imprint Lithography
Etch Pattern into Media
Intevac 200 Lean (Etch)
Test
Burnish
Lube Disk
Intevac AccuLuber™

Investor Update November 2009 Slide 7

Expected Intevac Media Installed Capacity at Peak Production Levels Media Disks (000s) > 40 From 2009 > 100 From 2009 Beyond 2013 Patterned Media Production Ramp New 200 Lean Etch Systems Required > 225 Tools - 200 400 600 800 1,000 1,200 YE 2009 YE 2011 Est. YE 2013 Est. Beyond 2013 Legacy Systems 200 Lean Gen I 200 Lean Gen II 200 Lean Etch

200 Lean Application Expansion to Solar High Throughput, Individual Cell Processing Precise Thin Film Property Control Production Proven Builds on Experience from Thin Film Magnetic Disk Manufacturing CIGS Manufacturing Platform Advanced Anti-Reflective Multi-Layer Films Deposition Simplified Process Scaling from High Efficiency R&D Lab Feasibility Very Competitive Cost Structure Low Capital Investment for Cell Line > $6M for 10MW/yr Poly and Crystalline Silicon Cells

Technology and Architecture Evolution for Semiconductor Etch Enabling Technology for Advanced <45nm Processes Focus on Korean Memory Market with TES Co., Ltd. IP Royalty Model for Korea and China First Lean Etch Shipped to TES Q4'08 Lean Etch For Semiconductor Market Entering Memory Market Through Strategic Alliance

Intevac Photonics Business

INTEVAC

Objective:

- Global Leader in Digital-Optical Products
  - Capture and Display of Low Light Images
  - Optical Analysis of Materials for Identification
- Multi-Hundred Million Dollar Business with Gross Margin >50%
- Split ~ 50/50 Government/Commercial, US/International



Addressed Spectrum
Served Market of Infra-Red Businesses
Light Wavelength (Micron)
0.4
0.9
1.7
3.0
5.0
8.0
14.0
Visible
Near Infra-Red
Medium Wave Infra-Red
Long Wave Infra-Red

Reflected Light
- From "Dark" Heavens or Eye-Safe Illumination
- Produces Recognizable Image and/or Spectrum

Emitted Heat
- Requires Temperature Variations
- Produces Detectable Image
  - Cannot read alphanumerics
  - Cannot penetrate glass

Investor Update November 2009 Slide 11

Intevac Photonics Revenue Drivers 2009 (Est.) Intevac Founded Night Vision Tube Business Sold 1995 1991 1995 2000 2005 10 20 30 40 50 ($M) Product Ramp Hand Held Material Identification Instruments Night Vision Systems Low Light Cameras Including LIVAR Near Eye Displays 39K Night Vision Tubes Produced Digital Sensor Development (Contract R&D)

Intevac Photonics 2010 and Beyond Entering Profitable Growth Phase Digital Low Light Imaging Products Penetrating and Ramping on Multiple Programs and Platforms Ramping Hand-Held Raman Material Identification Instruments Solid Base of Contract R&D Revenues

Operational Leverage, Solid Financial Position Balance Sheet ($M) A Acquisitions A Revenue and OpEx ($M) vs. Gross Margin OpEx Down 22% YoY $- $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 Q1 '06 Q2'06 Q3'06 Q4'06 Q1 '07 Q2'07 Q3'07 Q4'07 Q1'08 Q2 '08 Q3 '08 Q4'08 Q1 '09 Q2 '09 Q3 '09 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% Revenue OpEx Gross Margin% -$50 -$25 $0 $25 $50 $75 $100 $125 $150 $175 FYE 00 FYE 01 FYE 02 FYE 03 FYE 04 FYE 05 FYE 06 FYE 07 FYE 08 Q3 '09 Cash and Investments Shareholders Equity Less Goodwill and Intangibles Total Debt

Positioned for Operating Leverage Free Cash Flow Defined as Net Income plus Stock Comp, Depr. & Amort. and Less CAPEX Changes in Product Mix Will Impact Gross Margin and Pre-Tax Profit. Revenue Gross Margin Operating Expenses Pre-Tax Profit $100M $150M $200M $250M Model 40.0% 43.0% 43.5% 44.0% 45% 50.0% 39.0% 32.5% 26.5% < 25% -9.0% 5.0% 12.0% 18.5% > 20% ~0% 6% 11% 15% Free Cash Flow

Intevac Investment Rationale Media Technology Transition Hard Disk Growth Driving Additional Capacity Systems Incremental Opportunities in Semiconductor and Solar Markets Growing Product Revenues Government Programs Beginning Volume Ramp Equipment Photonics Strong Balance Sheet Cost Reductions Executed Significant Growth Opportunities Highly Differentiated Technology & Products Management Team with Proven Track Record EPS Growth Through Operating Leverage Strong Balance Sheet

Investor Presentation November 2009 Kevin Fairbairn Chief Executive Officer Jeff Andreson Chief Financial Officer